November 5, 2025

ARRAY Technologies, Inc. Reports Financial Results for the Third Quarter 2025

Exceptional momentum continues with year-to-date revenue up 65% and volume up 74%

2025 Third Quarter Highlights
•Successfully completed acquisition of APA Solar (APA), a leading provider of foundations, fixed-tilt and solar racking solutions
•Total executed contracts and awarded orders at September 30, 2025 were $1.9 billion, excluding APA(2)
•Revenue of $393.5 million
◦APA contributed revenue of $16.9 million
•Gross Margin of 26.9%
•Adjusted gross margin(1) of 28.1%
•Net income to common shareholders of $18.4 million
•Adjusted EBITDA(1) of $72.2 million
•Net income per basic and diluted share of $0.12
•Adjusted net income per diluted share(1) of $0.30

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology and fixed-tilt products, foundation solutions, software systems and services, today announced financial results for its third quarter ended September 30, 2025.

“ARRAY posted another outstanding quarter of strong performance across our key metrics, including significant revenue and volume growth year-over-year of 70% and 56%, respectively, delivering our second highest quarter of Adjusted EBITDA on record. Robust bookings in the quarter reflect the deep trust and expanding partnerships we have cultivated with leading developers, utilities, and independent power producers. These customers value long-term operational reliability and performance, reinforcing ARRAY’s competitive advantage in the industry. The completed acquisition of APA in August marks a pivotal moment in our growth strategy – unlocking powerful commercial synergies and accelerating our ability to deliver a more comprehensive and flexible portfolio of tracking, fixed-tilt, and foundation solutions to meet the evolving needs of our customers and the broader solar market,” said Chief Executive Officer, Kevin G. Hostetler.

Mr. Hostetler continued, “With APA now part of the ARRAY suite of offerings, we are updating our full-year guidance to reflect approximately one-and-a-half quarters of contribution from APA, and the continued strength of our existing business. We expect the inclusion of APA will fuel top-line expansion and strong profitability. We remain highly confident in our ability to execute through the remainder of 2025, supported by our strong operational performance and strategic initiatives. Looking ahead to 2026, we anticipate continued growth as we build upon our momentum, launch our new integrated tracker, foundation, and software solutions, and further strengthen our position in the industry.”

Full Year 2025 Guidance
For the year ending December 31, 2025, the Company updates guidance:
•Revenue to be in the range of $1.25 billion to $1.28 billion
◦Includes APA revenue of approx. $50 million
•Adjusted EBITDA(3)(4) to be in the range of $185 million to $195 million
•Adjusted net income per share(3)(4) to be in the range of $0.64 to $0.70

Given the timing of the acquisition of APA, we are providing relative revenue guidance within our full year 2025 guidance update. It is not our intention to provide a breakout of APA in the future.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) Orderbook will be updated to include APA for year-end disclosures following alignment of commercial practices.
(3) Guidance includes benefits related to the Inflation Reduction Act Section 45X Advanced Manufacturing Production Credit for torque tube and structural fastener manufacturing.
(4) A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2025 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Supplemental Presentation and Conference Call Information
ARRAY has posted a supplemental presentation to its website, which will be discussed during the conference call hosted by management today (November 5, 2025) at 5:00 p.m. (ET). The conference call can be accessed live over the phone by dialing (877)869-3847 (domestic) or (201)689-8261 (international), or via webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://ir.arraytechinc.com. A telephonic replay will be available approximately three hours after the call by dialing (877) 660-6853 (domestic), or (201) 612-7415 (international), with the passcode 13756300. The replay will be available until 11:59 p.m. (ET) on November 21, 2025. The online replay will be available for 14 days on the same website, immediately following the call.

About ARRAY Technologies, Inc.
ARRAY Technologies, Inc. (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed-tilt systems to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to optimize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology - relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
Investor Relations
505-437-0010
investors@arraytechinc.com

Media Contact:
Nicole Stewart
505-589-8257
nicole.stewart@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing and investment plans, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating the implementation of tariffs and changes in trade policy, including the reduction or elimination of certain government incentives, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms.

ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the “One Big Beautiful Bill” Act passed by Congress on July 4, 2025, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Ukraine-Russia war, attacks on shipping in the Red Sea, conflict in the Middle East, inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act (“IRA”), the One Big Beautiful Bill Act (“OBBB”), or any amendment or repeal thereof; our ability to successfully integrate APA Solar, LLC (“APA”) into our existing operations and realize the anticipated benefits or synergies of the acquisition; and other factors described in more detail in the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, our Annual Report on Form 10-K for the year ended December 31, 2024, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this presentation with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and backlog and (ii) acquisition-related expenses if applicable. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) other (income) expense, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency (gain) loss, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax expense (benefit), (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology and backlog, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) certain legal expenses, (xiii) acquisition-related expenses, and (xiv) other costs. We define Adjusted net income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) gain on extinguishment of debts, net, (v) Series A preferred stock accretion, (vi) equity-based compensation, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) acquisition-related expenses, (x) other costs, and (xi) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, (iii) acquisition-related expenses, and (iv) other costs. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this press release. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$221,516	$362,992
Restricted cash	1,587	1,149
Accounts receivable, net of allowance of $8,418 and $4,848, respectively	378,592	275,838
Inventories, net	180,885	200,818
Prepaid expenses and other	83,969	157,927
Total current assets	866,549	998,724

Property, plant and equipment, net	54,664	26,222
Goodwill	245,215	160,189
Other intangible assets, net	244,484	181,409
Deferred income tax assets	17,312	17,754
Other assets	182,937	41,701
Total assets	$1,611,161	$1,425,999

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$231,876	$172,368
Accrued expenses and other	76,583	91,183
Income tax payable	2,479	5,227
Deferred revenue	95,387	119,775
Current portion of contingent consideration	17,666	1,193
Current portion of warranty liability	4,234	2,063
Current portion of debt	22,595	30,714
Other current liabilities	7,669	15,291
Total current liabilities	458,489	437,814

Deferred income tax liabilities	22,042	21,398
Contingent consideration, net of current portion	11,212	7,868
Warranty liability, net of current portion	5,984	4,830
Long-term debt, net of current portion	658,378	646,570
Other long-term liabilities	50,467	18,684
Total liabilities	1,206,572	1,137,164

Commitments and contingencies (Note 12)

Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 483,112 and 460,920 shares issued as of September 30, 2025 and December 31, 2024, respectively; liquidation preference of $493.1 million at both dates	451,306	406,931

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	September 30, 2025	December 31, 2024

Stockholders’ equity
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 152,747,767 and 151,951,652 shares issued at respective dates	152	151
Additional paid-in capital	238,043	297,780
Accumulated deficit	(277,113)	(370,624)
Accumulated other comprehensive loss	(7,799)	(45,403)
Total stockholders’ equity	(46,717)	(118,096)
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,611,161	$1,425,999

Array Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$393,491	$231,406	$1,058,097	$640,575
Cost of revenue
Cost of product and service revenue	283,386	149,452	767,161	410,299
Amortization of developed technology and backlog	4,434	3,639	11,713	10,918
Total cost of revenue	287,820	153,091	778,874	421,217
Gross profit	105,671	78,315	279,223	219,358

Operating expenses
General and administrative	52,248	40,149	141,147	114,904
Change in fair value of contingent consideration	1,014	(39)	1,014	(271)
Depreciation and amortization	6,958	8,880	17,951	27,384
Goodwill impairment	—	162,000	—	162,000
Total operating expenses	60,220	210,990	160,112	304,017

Income (loss) from operations	45,451	(132,675)	119,111	(84,659)

Interest income	2,977	4,223	10,096	12,685
Interest expense	(5,046)	(8,264)	(21,849)	(25,818)
Foreign currency (loss) gain, net	(6)	(106)	2,026	(1,073)
Gain on extinguishment of debts, net	—	—	14,207	—
Other income (expense), net	68	(682)	12	(1,662)
Total other income (expense), net	(2,007)	(4,829)	4,492	(15,868)

Income (loss) before income tax expense	43,444	(137,504)	123,603	(100,527)
Income tax expense	9,941	3,850	30,092	12,964
Net income (loss)	33,503	(141,354)	93,511	(113,491)
Preferred dividends and accretion	15,144	14,080	44,375	41,332
Net income (loss) to common shareholders	$18,359	$(155,434)	$49,136	$(154,823)

Income (loss) per common share
Basic	$0.12	$(1.02)	$0.32	$(1.02)
Diluted	$0.12	$(1.02)	$0.32	$(1.02)
Weighted average number of common shares outstanding
Basic	152,727	151,923	152,465	151,691
Diluted	154,090	151,923	153,350	151,691

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities
Net income (loss)	$33,503	$(141,354)	$93,511	$(113,491)
Adjustments to reconcile net income to cash provided by operating activities:
Goodwill impairment	—	162,000	—	162,000
Provision for bad debts	(909)	1,719	1,001	3,415
Deferred tax expense (benefit)	6,994	(3,778)	6,748	(7,279)
Depreciation and amortization	7,735	9,559	19,923	29,015
Amortization of developed technology and backlog	4,434	3,639	11,713	10,918
Amortization of debt discount and issuance costs	950	1,551	4,407	4,652
Gain on extinguishment of debts, net	—	—	(14,207)	—
Equity-based compensation	4,647	2,015	11,343	6,851
Change in fair value of contingent consideration	1,014	(39)	1,014	(271)
Warranty provision	4,954	97	10,290	36
Inventory reserve	678	1,254	3,360	2,481
Other non-cash	(2,027)	—	(2,017)	—
Changes in working capital, net	(34,610)	8,272	(88,941)	(1,933)
Net cash provided by operating activities	27,363	44,935	58,145	96,394
Investing activities
Purchase of property, plant and equipment	(5,513)	(1,077)	(14,496)	(5,604)
Acquisition, net of cash acquired	(164,916)	—	(164,916)	—
Retirement/disposal of property, plant and equipment	—	(1)	—	38
Sale of equity investment	—	11,975	—	11,975
Net cash (used in) provided by investing activities	(170,429)	10,897	(179,412)	6,409
Financing activities
Proceeds from issuance of other debt	51,595	6,340	108,659	19,024
Proceeds from issuance of convertible notes	—	—	345,000	—
Premium paid on capped call	—	—	(35,087)	—
Fees paid on issuance of convertible notes	—	—	(10,434)	—

Array Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Repayments of other debt	(64,427)	(12,208)	(119,181)	(24,879)
Repayments of term loan facility	—	(1,075)	(233,875)	(3,225)
Repayments of convertible notes	—	—	(78,363)	—
Contingent consideration payments	—	—	(1,204)	(1,427)
Other financing	90	(1,154)	(1,033)	(1,734)
Net cash used in financing activities	(12,742)	(8,097)	(25,518)	(12,241)
Effect of exchange rate changes on cash and cash equivalent balances	141	2,317	5,747	(7,270)
Net change in cash and cash equivalents and restricted cash	(155,667)	50,052	(141,038)	83,292
Cash and cash equivalents, and restricted cash beginning of period	378,770	282,320	364,141	249,080
Cash and cash equivalents and restricted cash, end of period	$223,103	$332,372	$223,103	$332,372

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$393,491	$231,406	$1,058,097	$640,575
Cost of revenue	287,820	153,091	778,874	421,217
Gross profit	105,671	78,315	279,223	219,358
Gross margin	26.9%	33.8%	26.4%	34.2%
Amortization of developed technology and backlog	4,434	3,639	11,713	10,918
Acquisition-related expenses(a)	$399	$—	$399	$—
Adjusted gross profit	$110,504	$81,954	$291,335	$230,276
Adjusted gross margin	28.1%	35.4%	27.5%	35.9%

(a) For the three and nine months ended September 30, 2025, represents acquisition-related fair value adjustments to inventory and PP&E.

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$33,503	$(141,354)	$93,511	$(113,491)
Preferred dividends and accretion	15,144	14,080	44,375	41,332
Net income (loss) to common shareholders	18,359	(155,434)	49,136	(154,823)
Other income, net	(3,045)	(3,541)	(10,108)	(11,023)
Gain on extinguishment of debts, net	—	—	(14,207)	—
Foreign currency (gain) loss, net	6	106	(2,026)	1,073
Preferred dividends and accretion	15,144	14,080	44,375	41,332
Interest expense	5,046	8,264	21,849	25,818
Income tax expense	9,941	3,850	30,092	12,964
Depreciation expense	1,537	1,232	3,758	3,270
Amortization of intangibles	6,199	8,274	16,166	25,669
Amortization of developed technology and backlog	4,434	3,639	11,713	10,918
Equity-based compensation	4,647	2,023	11,343	6,851
Change in fair value of contingent consideration	1,014	(39)	1,014	(271)
Goodwill impairment	—	162,000	—	162,000
Certain legal expenses(a)	—	2,270	1,232	4,533
Acquisition-related expenses(b)	8,912	—	11,999	—
Other costs(c)	—	—	—	42
Adjusted EBITDA	$72,194	$46,724	$176,336	$128,353

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the three and nine months ended September 30, 2025, represents acquisition-related expenses and fair value adjustments to inventory.
(c) For the nine months ended September 30, 2024, Other costs represent costs related to Capped-Call treatment evaluation for prior year.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$33,503	$(141,354)	$93,511	$(113,491)
Preferred dividends and accretion	15,144	14,080	44,375	41,332
Net income (loss) to common shareholders	18,359	(155,434)	49,136	(154,823)
Amortization of Intangibles	6,199	8,274	16,166	25,669
Amortization of developed technology and backlog	4,434	3,639	11,713	10,918
Amortization of debt discount and issuance costs	879	1,551	4,336	4,652
Gain on extinguishment of debts, net	—	—	(14,207)	—
Series A Preferred stock accretion	7,548	6,947	22,182	20,417
Equity based compensation	4,647	2,023	11,343	6,851
Change in fair value of contingent consideration	1,014	(39)	1,014	(271)
Goodwill Impairment	—	162,000	—	162,000
Certain legal expenses(a)	—	2,270	1,232	4,533
Acquisition-related expenses(b)	8,944	—	12,031	—
Other costs(c)	—	—	—	42
Income tax expense of adjustments(d)	(6,262)	(4,771)	(10,711)	(13,908)
Adjusted net income	$45,762	$26,460	$104,235	$66,080

Income (loss) per common share
Basic	$0.12	$(1.02)	$0.32	$(1.02)
Diluted	$0.12	$(1.02)	$0.32	$(1.02)
Weighted average number of common shares outstanding
Basic	152,727	151,923	152,465	151,691
Diluted	154,090	151,923	153,350	151,691

Adjusted net income per common share
Basic	$0.30	$0.17	$0.68	$0.44
Diluted	$0.30	$0.17	$0.68	$0.43
Weighted average number of common shares outstanding
Basic	152,727	151,923	152,465	151,691
Diluted	154,090	152,135	153,350	152,186

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the three and nine months ended September 30, 2025, represents acquisition-related expenses and fair value adjustments to inventory and PP&E.
(c) For the nine months ended September 30, 2024, Other costs represent costs related to Capped-Call treatment evaluation for prior year.
(d) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
General and administrative expense	$52,248	$40,149	$141,147	$114,904
Equity based compensation	(4,647)	(2,023)	(11,343)	(6,851)
Certain legal expenses(a)	—	(2,270)	(1,232)	(4,533)
Acquisition-related expenses(b)	(8,545)	—	(11,632)	—
Other costs(c)	—	—	—	(42)
Adjusted general and administrative expense	$39,056	$35,856	$116,940	$103,478

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the three and nine months ended September 30, 2025, represents acquisition-related expenses.
(c) For the nine months ended September 30, 2024, Other costs represent costs related to Capped-Call treatment evaluation for prior year.

The following table reconciles Net cash provided by operating activities to Free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$27,363	$44,935	$58,145	$96,394
Purchase of property, plant and equipment	(5,513)	(1,077)	(14,496)	(5,604)
Free cash flow	$21,850	$43,858	$43,649	$90,790